Exhibit 10.13
UNIT ISSUANCE AGREEMENT
     THIS UNIT ISSUANCE AGREEMENT (this “Agreement”), dated as of the 16th day of February, 2006, is entered into by and among INTERNATIONAL FARMLAND HOLDINGS LLC (“IFH”), a Delaware limited liability company, XANGO CORPORATION (“Xango”), a British Virgin Islands corporation, ETIEL SOCIÉTÉ ANONYME (“Etiel”), a British Virgin Islands corporation, COBRA CA HOLDINGS LTD. (“Cobra”), a British Virgin Islands corporation, and LIUEDE HOLDINGS LTD. (“Liuede” and, together with Xango, Etiel and Cobra, the “UMA Members”), a British Virgin Islands corporation,
WITNESSETH:
     WHEREAS, concurrently with the execution and delivery of this Agreement, IFH, Adeco Brasil Participações Ltda (the “UMA Purchaser”), Usina Monte Alegre S.A. (“UMA”) and the UMA Shareholders (as defined below) are entering into a Share Purchase and Sale Agreement of even date herewith (the “Share Purchase Agreement”) pursuant to which the UMA Shareholders are selling and tranferring to the UMA Purchaser approximately 40% of the issued and outstanding capital stock of UMA;
     WHEREAS, the UMA Shareholders have transferred the remaining issued and outstanding shares of capital stock of UMA (the “Remaining Shares”) to the UMA Members;
     WHEREAS, the parties are entering into this Agreement, among other things, to provide for (i) the transfer by the UMA Members to IFH of the Remaining Shares in exchange for the issuance by IFH of an aggregate of 12,079,991 Ordinary Units (as defined below), (ii) the possible issuance of additional Ordinary Units by IFH to the UMA Shareholders as contemplated in Section 4.5 of the Share Purchase Agreement and (iii) the possible cancellation of certain of the Ordinary Units issued by IFH to the UMA Shareholders in discharge of certain indemnification obligations of the related UMA Shareolders provided for in Section 4.3 of the Share Purchase Agreement, all on the terms and conditions set forth below;
     NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
     As used in this Agreement, the following terms have the meanings set forth below:
     “Additional IFH Units” shall mean, collectively, the Additional IFH SPA Units and the Additional IFH UIA Units.

     “Additional IFH SPA Units” shall have the meaning set forth in Section 2.3.
     “Additional IFH UIA Units” shall have the meaning set forth in Section 5.2.
     “Agreement” shall have the meaning provided in the preamble.
     “Announcement” shall have the meaning provided in Section 6.1.
     “Cobra” shall have the meaning provided in the preamble.
     “Code shall mean the Internal Revenue Code of 1986, as amended.
     “Dispute” shall have the meaning specified in Section 6.4(a).
     “Etiel” shall have the meaning provided in the preamble.
     “ICC” shall have the meaning specified in Section 6.4(a).
     “IFH” shall have the meaning provided in the preamble.
     “IFH LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of International Farmland Holding LLC dated as of the date hereof, as same may be amended from time to time.
     “IFH Unit Indemnification Payment Notice” shall have the meaning provided in Section 5.2.
     “IFH Unit Indemnification Payment Option” shall have the meaning provided in Section 5.2.
     “IFH Units” shall mean, collectively, the Initial IFH Units and any Additional IFH Units.
     “Incentive Option Plan” shall have the meaning provided in the IFH LLC Agreement.
     “Initial IFH Units” shall have the meaning provided in Section 2.2.
     “Liens” shall have the meaning provided in Section 2.1.
     “Liuede” shall have the meaning provided in the preamble.
     “Old IFH LLC Agreements” shall mean the “Old LLC Agreements” as defined in the IFH LLC Agreement.
     “Ordinary Units” shall mean Ordinary Units of membership interests in IFH.
     “Other Members” shall mean the holders of Other Membership Units.
     “Other Membership Units” shall mean any units of membership interests in IFH other than the IFH Units being issued to the UMA Members.
     “Outstanding Options” shall mean any options granted under the Incentive Option Plan that are outstanding.
     “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other legal entity.
     “Private Placement Memorandum” shall have the meaning provided in Section 3.8.
     “Rebate Amount” shall have the meaning provided in Section 2.3.

     “Related UMA Member” shall mean: (a) in respect of Mario Jorge de Lemos Vieira, Xango, (b) in respect of Corina de Almeida Leite, Etiel, (c) in respect of Marcelo Weyland Barbosa Vieira, Liuede and (d) in respect of Paulo Albert Weyland Vieira, Cobra.
     “Related UMA Shareholder” shall mean: (a) in respect of Xango, Mario Jorge de Lemos Vieira, (b) in respect of Etiel, Corina de Almeida Leite, (c) in respect of Liuede, Marcelo Weyland Barbosa Vieira and (d) in respect of Cobra, Paulo Albert Weyland Vieira.
     “Remaining Shares” shall have the meaning provided in the recitals.
     “Rules” shall have the meaning specified in Section 6.4(a).
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     “Share Purchase Agreement” shall have the meaning provided in the recitals.
     “SPA Discharge Amount” shall have the meaning provided in Section 2.4.
     “SPA Indemnification Payment Amount” shall have the meaning provided in Section 2.4.
     “SPA Unit Indemnification Payment Notice” shall have the meaning provided in Section 2.4.
     “SPA Unit Indemnification Payment Option” shall have the meaning provided in Section 2.4.
     “Subsidiary” shall mean any Person of which fifty percent (50%) or more is owned, directly or indirectly, by IFH.
     “UIA Discharge Amount” shall have the meaning provided in Section 5.1.
     “UIA Indemnification Payment Amount” shall have the meaning provided in Section 5.1.
     “UIA Unit Indemnification Payment Notice” shall have the meaning provided in Section 5.1.
     “UIA Unit Indemnification Payment Option” shall have the meaning provided in Section 5.1.
     “UMA” shall have the meaning provided in the recitals.
     “UMA Members” shall have the meaning provided in the preamble.
     “UMA Purchaser” shall have the meaning provided in the recitals.
     “UMA Shareholders” shall mean Marcelo Weyland Barbosa Vieira, Paulo Albert Weyland Vieira, Mário Jorge de Lemos Vieira, Gustavo Abel de Lemos Vieira, Corina de Almeida Leite, Ana Barbosa Vieira and Espólio de Céu de Lemos Vieira.
     “Units” shall mean Units of membership interests in IFH.
     “Unit Rebate Payment Notice” shall have the meaning provided in Section 2.3.
     “Unit Rebate Payment Option” shall have the meaning provided in Section 2.3.
     “Xango” shall have the meaning provided in the preamble.

ARTICLE II
TRANSFER OF REMAINING SHARES; ISSUANCE AND POTENTIAL
CANCELLATION OF IFH UNITS
     Section 2.1 Transfer of Remaining Shares. Concurrently with the execution and delivery of this Agreement, the UMA Members are transferring to IFH the following shares of the capital stock of UMA constituting all the Remaining Shares, in each case free and clear of any encumbrance, burden, lien, charge, pledges, options, preemptive rights and other similar rights or claims of any nature whatsoever related thereto (“Liens”) and the parties are causing UMA to record the transfer of such shares in the appropriate shares registry book (livro de registro de ações nominativas) and shares transfer book (livro de registro de transferências de ações nominativas), duly reflected by the signature of the applicable representatives in such books:

UMA Member	Number of UMA Shares
Xango	152,369
Etiel	172,511
Liuede	434,153
Cobra	231,644
The transfer of the Remaining Shares reflected above to IFH shall constitute the Capital Contribution (as defined in the LLC Agreement) of each UMA Member under the LLC Agreement.
     Section 2.2 Issuance of Initial IFH Units. Concurrently with the execution and delivery of this Agreement, in consideration of the sale and transfer of the Remaining Shares to IFH, IFH is issuing to each of the UMA Members the number of Ordinary Units set forth below (collectively, the “Initial IFH Units”):

UMA Member	Number of IFH Units
Xango	1,857,938
Etiel	2,103,543
Liuede	5,293,919
Cobra	2,824,591
     Section 2.3 Potential Issuance of Additional IFH SPA Units. In the event that any amount becomes payable by the UMA Purchaser and/or IFH to the UMA Shareholders after the fifth anniversary of the Closing Date under the Share Purchase Agreement as provided in Section 4.4 thereof (a “Rebate Amount”), each UMA Shareholder related to an UMA Member shall have the option (the “Unit Rebate Payment Option”) of requiring that such UMA Shareholder’s portion of such Rebate Amount be paid in whole or in part by causing IFH to issue to such UMA Member additional Ordinary Units (“Additional IFH SPA Units”) with an aggregate value (rounded to the nearest whole Unit) equal to the portion of such Rebate Amount to be paid in such manner, subject to such UMA Shareholder and IFH agreeing on the per Unit value of such Additional IFH SPA Units as contemplated by Section 4.4 of the Share Purchase Agreement. Such Unit Rebate Payment Option shall be exercisable by the applicable UMA Member giving IFH written notice of such exercise (a “Unit Rebate Payment Notice”) within ten (10) days after such Rebate Amount has been finally determined pursuant to the applicable provisions of the Share Purchase Agreement, which Unit Rebate Payment Notice shall specify the portion of such Rebate Amount to be paid through the issuance of Additional IFH SPA Units to such UMA Member. Subject to IFH and such UMA Shareholder agreeing on such per Unit value, such Additional IFH SPA Units shall be issued in accordance with Section 4.6 of the IFH LLC Agreement with effect as of the date of such Unit Rebate Payment Notice.
     Section 2.4 Potential Cancellation of IFH Units. In the event that any UMA Shareholder related to an UMA Member becomes obligated to pay any amount in respect of a “Contigency” pursuant to Section 4.2 of the Share Purchase Agreement (an “SPA Indemnification Payment Amount”), such UMA Shareholder shall have the option (the “SPA Unit Indemnification Payment Option”) to discharge such obligation in whole or in part by the cancellation of IFH Units held by such UMA Member (rounded to the nearest whole Unit) with an aggregate value equal to the portion of such SPA Indemnification Payment Amount to be so discharged (the “SPA Discharge Amount”). The value of each IFH Unit for such purpose shall be deemed to be equal to US$1.2203832 (or the Brazilian Reais equivalent thereof determined pursuant to the applicable provisions of the Share Purchase Agreement), which amount shall be proportionately decreased or increased any time that the “Unit Price” applicable to such IFH Units is adjusted pursuant to Section 5.9 of the IFH LLC Agreement. Such SPA Unit Indemnification Payment Option shall be exercisable by the applicable UMA Member giving IFH written notice of such exercise (a “SPA Unit Indemnification Payment Notice”) within ten (10) days after such SPA Indemnification Payment Amount has been finally determined pursuant to the applicable provisions of the Share Purchase Agreement, which SPA Unit Indemnification Payment Notice shall specify the SPA Discharge Amount to be discharged through the cancellation of IFH Units held by such UMA Member. Such cancellation shall take effect in accordance with Section 4.7 of the IFH LLC Agreement as of the date of such SPA Unit Indemnification Payment Notice.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE UMA MEMBERS
     Each UMA Member severally and not jointly represents and warrants to IFH as follows:
     Section 3.1 Organization. Such UMA Member is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and has the corporate power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such UMA Member is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its ability to perform its obligations hereunder. The applicable Related UMA Shareholder owns of record and beneficially all of the outstanding capital stock of such UMA Member.
     Section 3.2 Authority; Enforceability. Such UMA Member has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by such UMA Member and constitutes the legal, valid and binding obligation of such UMA Member, enforceable against such UMA Member in accordance with its terms.
     Section 3.3 No Conflict; No Default. Neither the execution, delivery or performance of this Agreement by such UMA Member nor the consummation by such UMA Member of the transactions contemplated hereby (i) does or will conflict with, violate or result in a breach of (or has conflicted with, violated or resulted in a breach of) any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such UMA Member, (ii) does or will conflict with, violate, result in a breach of or constitute a default under (or has conflicted with, violated, resulted in a breach of or constituted a default under) any of the terms, conditions or provisions of the articles of incorporation or bylaws of such UMA Member or of any material agreement or instrument to which such UMA Member is a party or by which such UMA Member is or may be bound or to which any of its properties or assets is subject, (iii) does or will conflict with, violate, result in (or has conflicted with, violated or resulted in) a breach of, constitute (or has constituted) a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of (or has accelerated) the performance required by, give (or has given) to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease, agreement or instrument to which such UMA Member is a party or by which such UMA Member or any of its properties or assets is or may be bound or (iv) does or will result (or has resulted) in the creation or imposition of any lien upon any of the properties or assets of such UMA Members.
     Section 3.4 Governmental Authorizations. Any registration, declaration or filing with, or consent, approval, license, permit or other authorization or order by, or exemption or other action of, any governmental, administrative or regulatory authority, domestic or foreign, that was or is required in connection with the valid execution, delivery and performance by such UMA Member of this Agreement or consummation by such UMA Member of any transactions contemplated hereby has been completed, made or obtained on or before the date hereof.
     Section 3.5 Investment Intent; Transfer Restrictions. The IFH Units to be issued to such UMA Member hereunder will be acquired for the account of such UMA Member for investment only and not with a view to, or with any intention of, any distribution thereof. Such UMA Member acknowledges that such IFH Units have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction and cannot be disposed of unless subsequently registered under the Securities Act and any applicable laws of states or other jurisdictions or an exemption from such registration is available. Such UMA Member also understands that the transfer of such IFH Units is subject to certain restrictions contained in the IFH LLC Agreement.

     Section 3.6 Accredited Investor. Each of such UMA Member and the Related UMA Shareholder who owns all the issued and outstanding capital stock of such UMA Member is an “accredited investor” as defined in Rule 501(a) of Securities and Exchange Commission Regulation D.
     Section 3.7 Sophistication. Such UMA Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in IFH and making an informed investment decision with respect thereto. Such UMA Member has consulted its own advisers with respect to its proposed investment in IFH and has reviewed and fully understands the provisions of this Agreement and the IFH LLC Agreement.
     Section 3.8 Furnished Information. Such UMA Member acknowledges that it has been furnished a copy of Supplement No. 2 to the Confidential Private Placement Memorandum dated September 28, 2004 (the “Private Placement Memorandum”). Such UMA Member further acknowledges that the information related to tax and structural considerations set forth in the Private Placement Memorandum has been superseded and that such UMA Member has completed its own due diligence investigation with respect to such tax and structural matters and has not relied on any information related to tax and structural considerations set forth in the Private Placement Memorandum. In the event of any conflict between this Agreement or the IFH LLC Agreement on the one hand, and the Private Placement Memorandum on the other hand, the terms of this Agreement or the IFH LLC Agreement, as the case may be, shall prevail. Such UMA Member has had the opportunity to ask questions and receive answers concerning the terms and conditions of investing in IFH, as well as the opportunity to obtain any additional information necessary to verify the accuracy of the information contained in the Private Placement Memorandum which IFH possesses or can acquire without unreasonable effort or expense.
     Section 3.9 No General Solicitation or General Advertising. Such UMA Member acknowledges that at no time was such UMA Member or the Related UMA Shareholder presented with, or solicited by, any leaflet, public promotional meeting, internet communication, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation with respect to an investment in IFH.
     Section 3.10 Ownership of Remaining Shares. The Remaining Shares being sold by such UMA Member to the UMA Purchaser hereunder are owned by such UMA Member free and clear of any and all claims, security interests, Liens or encumbrances whatsoever. The transfer of such Remaining Shares to the UMA Purchaser hereunder will convey to such UMA Purchaser good and marketable title to such Remaining Shares free and clear of any claims, security interests, Liens or encumbrances whatsoever, and such Remaining Shares may be freely assigned and transferred by such UMA Member in compliance with the laws and regulations applicable in Federative Republic of Brazil.
     Section 3.11 No Broker or Finder. Other than Rabobank International do Brasil, S.A., whose fees and expenses will be paid as provided in Section 5.1 of the Share Purchase Agreement, there are no contracts, agreements or understandings between such UMA Member or the Related UMA Shareholder and any Person that would give rise to a claim for any brokerage commission, finder’s fee or other like payment with respect to the sale by such UMA Member of Remaining Shares to the UMA Purchaser hereunder or the issuance of IFH Units by IFH to such UMA Member hereunder.
     Section 3.12 Certain Tax Matters. The Related UMA Shareholder who owns all the issued and outstanding capital stock of such UMA Member is not investing in IFH through such UMA Member for the principal purpose of permitting IFH to satisfy the 100-partner limitation set forth in Treasury Regulations Section 1.7704-1(h) (regarding the private placement safe harbor from treatment as a publicly traded partnership). Such UMA Member is not a “U.S. person” as defined in Section 7701(a)(3) of the Code. Such UMA Member shall promptly notify IFH of any change in circumstances that would cause the foregoing representations to no longer be true. The UMA Member shall provide to IFH all documentation as requested by IFH necessary to determine whether withholding is required with respect to the UMA Member interest in IFH under the Internal Revenue Code of 1986, as amended.
     Section 3.13 Foreign Corrupt Practices Act. Such UMA Member has not violated, is not in violation of, and will not violate any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, to the extent applicable to such UMA Member.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF IFH
     IFH hereby represents and warrants to the UMA Members as follows:
     Section 4.1 Organization.
               (a) IFH is a limited liability company duly formed, validly existing and in good standing under the laws of the Delaware and has the limited liability company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. IFH is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or the ability to perform its obligations hereunder.
               (b) Each Subsidiary of IFH is a corporation duly organized, or a partnership or limited liability company duly formed, and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate, partnership or limited liability company power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Each such Subsidiary is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition.
     Section 4.2 Authority; Enforceability. IFH has the limited liability power and authority to execute and deliver this Agreement and the IFH LLC Agreement and to perform its obligations hereunder and thereunder, and the execution, delivery and performance of this

Agreement and the IFH LLC Agreement have been duly authorized by all necessary corporate action. Each of this Agreement and the IFH LLC Agreement has been duly executed and delivered by IFH and constitutes the legal, valid and binding obligation of IFH, enforceable against it in accordance with its terms.
     Section 4.3 No Conflict; No Default. Neither the execution, delivery or performance of this Agreement or the IFH LLC Agreement by IFH, nor the consummation by IFH of the transactions contemplated hereby or thereby (i) does or will conflict with, violate or result in a breach of (or has conflicted with, violated or resulted in a breach of) any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to IFH or any Subsidiary, (ii) does or will conflict with, violate, result in a breach of or constitute a default under (or has conflicted with, violated, resulted in a breach of or constituted a default under) any of the terms, conditions or provisions of the IFH LLC Agreement or the constitutive documents of any Subsidiary or of any material agreement or instrument to which IFH or any Subsidiary is a party or by which IFH or any Subsidiary is or may be bound or to which any of its properties or assets is subject, (iii) does or will conflict with, violate, result in (or has conflicted with, violated or resulted in) a breach of, constitute (or has constituted) a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of (or has accelerated) the performance required by, give (or has given) to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease, agreement or instrument to which IFH or any Subsidiary is a party or by which IFH or any Subsidiary or any of their respective properties or assets is or may be bound or (iv) does or will result (or has resulted) in the creation or imposition of any lien upon any of the properties or assets of IFH or any Subsidiary.
     Section 4.4 IFH Membership Interests.
               (a) The Initial IFH Units have been duly authorized, validly issued and fully paid, and upon the issuance thereof as contemplated herein, any Additional IFH Units will have been duly authorized, validly issued and fully paid, in each case free and clear of any Liens (other than any Liens created by action of the applicable UMA Members) and without violating the preemptive rights of any Person (with the preemptive rights of the existing members of IFH provided for in Section 5.8 of the Old IFH LLC Agreements having been duly waived).
               (b) All of outstanding Other Membership Units have been duly authorized and validly issued without violating the preemptive rights of any Person and have been offered and issued without violating the Securities Act or any securities laws of any applicable state or other jurisdiction. To the best knowledge of IFH, neither IFH nor any Other Member has breached any obligation of such party under the IFH LLC Agreement, including (without limitation), any obligation on the party of any Other Member to contribute capital to IFH.
               (c) Except for the Outstanding Options (a true and correct list of which has heretofore been provided by IFH to the UMA Shareholders), there are no issued or outstanding subscriptions, options, warrants or other rights to purchase or acquire any Other Membership Units, and no options granted under the Incentive Option Plan have been exercised.

               (d) Neither IFH or any Subsidiary is a party to any agreement or understanding pursuant to which it is obligated to purchase or redeem any Other Membership Units or Outstanding Options or is otherwise under any obligation to repurchase, redeem or otherwise acquire any Other Membership Units or Outstanding Options.
               (e) Other than the IFH LLC Agreement: (i) IFH is not a party to any agreement or understanding pursuant to which it is obligated to register any Other Membership Units or other securities under the Securities Act or the securities laws of any state or other jurisdiction and (ii) to the best knowledge of IFH, no Other Member or holder of an Outstanding Option is a party to any voting agreement, voting trust, irrevocable proxy or other agreement affecting the voting rights of any Other Membership Units or any agreement providing for any call or put option, right of first refusal or offer or other right to acquire or dispose of any Other Membership Units or Outstanding Options.
               (f) The issuance of the Initial IFH Units has not caused any adjustment in the “Unit Price” pursuant to Section 5.9 of the Old IFH LLC Agreements.
     Section 4.5 Exempt Issuances. Assuming the accuracy and completeness of the representations made by the UMA Members herein, the issuance and sale of the Initial IFH Units and the Additional IFH Units are not required to be registered under the registration provisions of the Securities Act or the securities laws or any other applicable state or other jurisdiction.
     Section 4.6 No Litigation. Neither IFH or any Subsidiary is presently a defendant in any material litigation or arbitration, including suits, claims, proceedings or notified investigations, before any federal, state, municipal or other government department in the United States or abroad, and is not presently aware of any such threatened material litigation.
     Section 4.7 Financial Statements. IFH has heretofore delivered to the UMA Shareholders true and correct copies of the following financial statements (collectively, the “Financial Statements”): (i) the following unaudited financial statements for IFH — statements of assets and liabilities and partners’ capital of IFH as of December 31, 2003, December 31, 2004 and September 30, 2005, statements of operations of IFH for the twelve months ended December 31, 2003 and December 31, 2004 and the nine months ended September 30, 2005 and statements of cash flows for each of such periods; (ii) the following audited financial statements for Adeco Agropecuaria S.R.L. — a balance sheet as of June 30, 2005 and a statement of operations and a statement of cash flows for the fiscal year ended June 30, 2005; (iii) the following audited financial statements for Adeco Agropecuaria Brasil Ltda — a balance sheet as of June 30, 2005 and a statement of operations and a statement of cash flows for the fiscal year ended June 30, 2005; (iv) the following audited financial statements for Kelizer S.A. — a balance sheet as of June 30, 2005 and a statement of operations and a statement of cash flows for the fiscal year ended June 30, 2005; and (v) the following audited financial statements for La Agraria S.A.A.C y F. — a balance sheet as of June 30, 2005 and a statement of operations and a statement of cash flows for the fiscal year ended June 30, 2005. The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles and fairly present the financial condition of the applicable entities as of the dates indicated and the results of operations of IFH for the periods indicated.

     Section 4.8 Operation of Businesses. Since September 30, 2005, IFH and its Subsidiaries have each operated only in the ordinary course of business in a manner consistent with past practices and there has been no material adverse change in the sales, profits, business, operations, properties, assets, condition (financial or otherwise) of IFH or any Subsidiary.
     Section 4.9 Compliance with Laws. To the knowledge of IFH, the assets, properties and business of the IFH and each of its Subsidiaries comply in all material respects with all applicable requirements of law (including, without limitation, environmental laws) and court orders and no notice, claim, demand or action has been received by or filed against IFH or any such Subsidiary alleging any failure to so comply.
     Section 4.10 Taxes. IFH and each Subsidiary has filed all material income tax returns, as well as material fiscal reports, forms and lists required by any applicable tax authority, and has timely paid all material federal, state and local taxes and other governmental charges which are due and payable by it.
     Section 4.11 No Labor Disruption. There are no material labor suits, actions or proceedings pending against IFH or any Subsidiary relating to employees, commercial representatives or independent contractors, and IFH does not presently know of any threats of significant strikes, work stoppages or grievances pending by any such such employees.
     Section 4.12 No Material Defaults or Infringements. Neither IFH or any Subsidiary is in material default under any material contract or agreement to which it is a party or to IFH’s knowledge has materially infringed the intellectual property rights of any Person.
     Section 4.13 Registration and Permits. IFH and each Subsidiary has all material federal, state or municipal government licenses, approvals, certificates, permits and franchises required by it to carry on its business as presently conducted in each jurisdiction in which it operates, and is not presently aware of any challenges or material threatened challenges by any relevant authority in respect thereof.
     Section 4.14 Title to Assets. IFH and each Subsidiary has good and marketable title to all material assets purported to be owned by it, all material tangible assets used by IFH and each Subsidiary in its business is in reasonable working condition and IFH and its Subsidiaries own, or have valid leases or licenses to use, all material assets required for the conduct of their businesses as currently conducted.
     Section 4.15 Absence of Undisclosed Liabilities. Neither IFH or any Subsidiary is subject to any material liability (whether pending or threatened, accrued, absolute, contingent or otherwise) other than (i) liabilities reflected in the Financial Statements, (ii) liabilities incurred by IFH or a Subsidiary subsequent to the date of the most recent applicable Financial Statements in the ordinary course of business consistent with past practice that are similar to the liabilities reflected in such Financial Statements and (iii) liabilities disclosed in the Private Placement Memorandum or otherwise disclosed by IFH to the UMA Shareholders in writing prior to the date hereof.
     Section 4.16 Full Disclosure. The Private Placement Memorandum, as modified and supplemented by the additional documents heretofore delivered by IFH to the UMA

Shareholders, taken as a whole, (i) does not contain any untrue statements of a material fact, and (ii) does not omit to state any material facts required to be stated therein or necessary, with respect to clauses (i) and (ii) in order to make the statements contained therein, taken as a whole and in light of the circumstances under which they were made, not misleading.
     Section 4.17 No Broker or Finder. There are no contracts, agreements or understandings between IFH or any Subsidiary and any Person that would give rise to a claim for any brokerage commission, finder’s fee or other like payment with respect to the sale by such the UMA Member of the Remaining Shares to the UMA Purchaser hereunder or the issuance of IFH Units by IFH to the UMA Members hereunder.
ARTICLE V
INDEMNIFICATION
     Section 5.1 Indemnification by the UMA Members. Each UMA Member shall indemnify and hold IFH harmless from and against any and all losses, costs, damages or liabilities due to or arising out of any breach of any representation, warranty or covenants of such UMA Member set forth in this Agreement. In the event that any UMA Member becomes obligated to pay any indemnification amount to IFH pursuant to this Section 5.1 (an “UIA Indemnification Payment Amount”), such UMA Shareholder shall have the option (the “UIA Unit Indemnification Payment Option”) to discharge such obligation in whole or in part by the cancellation of IFH Units held by such UMA Member (rounded to the nearest whole Unit) with an aggregate value equal to the portion of such UIA Indemnification Payment Amount to be so discharged (the “UIA Discharge Amount”). The value of each IFH Unit for such purpose shall be deemed to be equal to US$1.2203832 (or the Brazilian Reais equivalent thereof determined pursuant to the applicable provisions of the Share Purchase Agreement), which amount shall be proportionately decreased or increased any time that the “Unit Price” applicable to such IFH Units is adjusted pursuant to Section 5.9 of the IFH LLC Agreement. Such UIA Unit Indemnification Payment Option shall be exercisable by the applicable UMA Member giving IFH written notice of such exercise (a “UIA Unit Indemnification Payment Notice”) within ten (10) days after such UIA Indemnification Payment Amount has been finally determined pursuant to the applicable provisions of the Share Purchase Agreement, which UIA Unit Indemnification Payment Notice shall specify the UIA Discharge Amount to be discharged through the cancellation of IFH Units held by such UMA Member. Such cancellation shall take effect in accordance with Section 4.7 of the IFH LLC Agreement as of the date of such UIA Unit Indemnification Payment Notice.
     Section 5.2 Indemnification by IFH. IFH shall indemnify and hold the UMA Members harmless from and against any and all losses, costs, damages or liabilities due to or arising out of any breach of any representation, warranty or covenants of either of IFH set forth in this Agreement. Each UMA Member shall have the option (the “IFH Unit Indemnification Payment Option”) of requiring that the amount of any indemnification payment required to be paid buy IFH pursuant to this Section 5.2 be paid in whole or in part by IFH issuing to such UMA Member additional Ordinary Units (“Additional IFH UIA Units”) with an aggregate value (rounded to the nearest whole Unit) equal to the portion of such indemnification payment, subject to such UMA Shareholder and IFH agreeing on the per Unit value of such Additional IFH UIA Units for such purpose. Such IFH Unit Indemnification Payment Option shall be exercisable by the applicable UMA Member giving IFH written notice of such exercise (a “IFH Unit Indemnification Payment Notice”) within ten (10) days after the amount of such indemnification payment has been finally determined hereunder, which IFH Unit Indemnification Payment Notice shall specify the portion of such indemnification amount to be paid through the issuance of Additional IFH UIA Units to such UMA Member. Subject to IFH and such UMA Shareholder agreeing on such per Unit value, such Additional IFH UIA Units shall be issued in accordance with Section 4.6 of the IFH LLC Agreement with effect as of the date of such Unit UIA Payment Notice.
ARTICLE VI
MISCELLANEOUS
     Section 6.1 Announcements. The parties to this Agreement agree that any announcement addressed to the general public, relating to the transactions contemplated herein may only be issued from and after the date of this Agreement (“Announcement”). Any party making any such Announcement shall notify the other parties thereof within a reasonable time prior to making such Announcement, stating the time and the content of such Announcement; provided that all parties shall have a reasonable opportunity to review such an Announcement prior to its release. Notwithstanding the foregoing, any party may issue any Announcement to the extent required by applicable laws and regulations.
     Section 6.2 Notices.
               (a) Any notice, request, demand, approval or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (i) the date of personal delivery, (ii) the date of transmission by facsimile, with confirmed transmission and receipt, (iii) two (2) days after deposit with a nationally recognized courier or overnight service such as Federal Express, or (iv) five (5) days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:
If to IFH:
International Farmland Holdings LLC
c/o Soros Fund Management LLC
888 Seventh Avenue
New York, New York 10106
USA
Facsimile:      (212) 541-7751
Attention:       Bo Kwon

     With a copy (which shall not constitute notice) to each of:
Goodwin Procter LLP
599 Lexington Avenue
New York, New York 10022
USA
Facsimile:      212-355-3333
Attention:      Kevin Sheridan, Esq.
     and
Pampas Humedas LLC
c/o Soros Fund Management LLC
888 Seventh Avenue
New York, New York 10106
USA
Facsimile:      (212) 541-7751
Attention:      Bo Kwon
     The UMA Members:
     If to Xango Corporation:
Caixa Postal 062
Alfenas, MG
37130-000
Brazil
Facsimile:      (55 23) 3573-2007
Attention:      Mario Jorge de Lemos Vieira
     If to Etiel Societé Anonyme:
Av. Brigadeiro Faria Lima 1461, 10th floor, Torre Sul
São Paulo, SP
01451-904
Brazil
Facsimile:      (55 11) 3814-1508
Attention:      Corina de Almeida Leite
     If to Cobra CA Holdings Ltd.:
Av. Delfim Moreira 106, apt. 101
Rio de Janeiro, RJ
22441-000
Brazil
Facsimile:      (55 21) 2217-2894
Attention:      Paulo Albert Weyland Vieira

     If to Liuede Holdings Ltd.:
Av. Delfim Moreira 210, apt. 202
Rio de Janeiro, RJ
22441-000
Brazil
Facsimile:      (55 21) 3573-2010
Attention:      Marcelo Weyland Barbosa Vieira
     With, in the case of each of each of the four UMA Members, a copy (which shall not constitute notice) to:
Sidley Austin LLP
787 Seventh Ave.
New York, NY 10019
Facsimile:      (212) 839-7395
Attention:       Michael H. Yanowitch, Esq.
and
Vieira, Rezende, Barbosa e Guerreiro Advogados
Av. Presidente Wilson 231, 18 andar
Rio de Janeiro, RJ 20030-021
Facsimile:      (55 21 2217 2887)
Attention:      Fabio Rezende
               (b) Any party hereto (and such party’s permitted assigns) may change such party’s address for receipt of future notices hereunder by giving written notice to the other parties hereto.
     Section 6.3 Governing Law. This Agreement and the rights of the parties hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to any conflicts of law jurisprudence.
     Section 6.4 Arbitration.
               (a) In General. Any dispute, controversy or claim (a “Dispute”) arising out of or in connection with this Agreement, including any question regarding its existence, validity, enforcement, performance, legal interpretation or termination, shall be referred to and finally resolved by arbitration. The arbitration shall be instituted and held in accordance with the rules of the International Chamber of Commerce (the “ICC”) (the “Rules”), which Rules are deemed to be incorporated by reference into this Section 6.4. The administration and correct conduct of the arbitration proceedings shall be incumbent upon the ICC. The number of arbitrators shall be three (3), with one (1) arbitrator appointed by the claimant(s), one (1) arbitrator appointed by defendant(s) and the third arbitrator appointed by the first two.
               (b) Procedural Matters. The legal place of arbitration shall be in the City of São Paulo, State of São Paulo, Brazil, where the arbitration award shall be rendered. The language to be used in the arbitral proceedings shall be Portuguese. Notwithstanding the foregoing, each party shall (i) provide to the other parties, reasonably in advance of any hearing, copies of all documents which such party intends to present in such hearing, (ii) be allowed to conduct reasonable discovery through written document requests and depositions of any employees, senior officers or service providers of the other parties, the nature and extent of which discovery shall be determined by the arbitration tribunal taking into account the needs of the parties hereto and the purposes of arbitration to make discovery expeditious and cost effective, and (iii) be entitled to make an oral presentation to the arbitration tribunal.
               (c) Consolidation. In order to facilitate the comprehensive resolution of related disputes, and upon request of any party to the arbitration proceeding, the arbitration tribunal may, within ninety (90) days of its appointment, consolidate the arbitration proceeding with any other arbitration proceeding involving any of the parties hereto relating to this Agreement or the Share Purchase Agreement. The arbitrators shall not consolidate such arbitrations unless they determine that (i) there are issues of fact or Law common to the proceedings, so that a consolidated proceeding would be more efficient than separate proceedings, and (ii) no party to such arbitration would be prejudiced as a result of such consolidation through undue delay, conflict of interest or otherwise. In the event of conflicting awards on the issue of consolidation by the arbitration tribunal constituted hereunder, the ruling of the tribunal constituted under this Agreement shall govern, and that tribunal shall decide all Disputes in the consolidated proceeding.
               (d) Exceptional Court Jurisdiction. The parties are fully aware of all terms and effects of the arbitration clause set forth herein, and irrevocably agree that any Disputes shall be solely referred to arbitration. Without prejudice to validity of the arbitration clause, however, the parties hereby elect the courts in the Judicial District of São Paulo, State of São Paulo, Brazil, as the exclusive forum for pursuing any enjoining or other conservatory measures of a preventive nature to secure the arbitration to be initiated or already in progress between the parties and/or to ensure the existence and enforceability of the arbitration proceedings.
               (e) Award. The arbitral award shall be final and binding upon the parties, and not subject to any appeal, to the fullest extent permitted by applicable law, and shall deal with — but not be limited to the question of liability for administrative costs of arbitration, arbitrators’ fees and all matters related thereto. The arbitrators may at their discretion award costs, including legal fees, to the prevailing and/or defeated party or parties. Decisions of the arbitrators shall be in writing and shall set forth the reasons therefore, and, to the extent applicable, the manner in which the amount of the award was calculated. Any monetary award arising from the arbitration proceedings may include interest from the date of any damages incurred for breach or other violation of this Agreement and from the date of the award, until paid in full, at a rate to be fixed by the arbitrators. The arbitral award may be enforced in any court of competent jurisdiction. For such purpose, each of the parties hereto irrevocably submits to the jurisdiction of the New York State courts and the federal courts sitting in the County of New York, State of New York and the courts in the Judicial District of São Paulo, State of São Paulo, Brazil. Each of the parties hereto waives irrevocably the defense of inconvenient forum to the maintenance of such enforcement proceeding.
     Section 6.5 Successors. This Agreement shall be binding upon, and inure to the benefit of, the parties and their successors and permitted assigns.

     Section 6.6 Pronouns. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.
     Section 6.7 Table of Contents and Captions Not Part of Agreement. The table of contents and captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.
     Section 6.8 Waiver, Amendment. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any party hereto unless confirmed in writing. No waiver by any party hereto of any term or provision of this Agreement or of any default hereunder shall affect such party’s rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar. This Agreement may not be modified or amended except in writing and executed by all parties hereto.
     Section 6.9 Survival and Severability. All of the agreements, covenants, representations and warranties made by the UMA Members in this Agreement shall survive the execution and delivery hereof. The UMA Members shall immediately notify IFH upon discovering that any of the representations or warranties made herein were false when made or has, as a result of changes in circumstances, become false. All of the agreements, covenants, representations and warranties made by IFH in this Agreement shall survive the execution and delivery hereof. IFH shall immediately notify the UMA Members upon discovering that any of the representations or warranties made herein were false when made. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction or in any respect, then the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties hereto shall use their best efforts to amend or substitute such invalid, illegal or unenforceable provision with enforceable and valid provisions which would produce as nearly as possible the rights and obligations previously intended by the parties hereto without renegotiation of any material terms and conditions stipulated herein.
     Section 6.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
     Section 6.11 Entire Agreement. This Agreement and the other written agreements described herein between the parties hereto entered into as of the date hereof, constitute the entire agreement among them relating to the subject matter hereof. In the event of any conflict between this Agreement or such other written agreements, the terms and provisions of this Agreement shall govern and control. No party hereto may assign this Agreement, in whole or in part, without the prior written consent of all of the other parties.

     Section 6.12 Further Assurances. Each party agrees to execute and deliver any and all additional instruments and documents and do any and all acts and things as may be necessary or expedient to effectuate more fully this Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

INTERNATIONAL FARMLAND HOLDINGS LLC
By:
Name:
Title:

XANGO CORPORATION
By:	/s/ Mário Jorge De Lemos Vieira
	Name:	MÁRIO JORGE DE LEMOS VIEIRA
	Title:	DIRECTOR

ETIEL SOCIETE ANONYME
By:	/s/ Corina De Almeida Leite
	Name:	CORINA DE ALMEIDA LEITE
	Title:	DIRECTOR

COBRA CA HOLDINGS LTD.
By:	/s/ Paulo Albert Weyland Vieira
	Name:	PAULO ALBERT WEYLAND VIEIRA
	Title:	DIRECTOR

LIUEDE HOLDINGS LTD.
By:	/s/ Marcelo Weyland Barbosa Vieira
	Name:	MARCELO WEYLAND BARBOSA VIEIRA
	Title:	DIRECTOR

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